SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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DATATRAK International, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

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April 23, 2004

Dear Shareholder:

     You are cordially invited to attend the 2004 Annual Meeting of Shareholders of DATATRAK International, Inc., to be held at 10:00 a.m., local time, on June 2, 2004 at our offices located at 6150 Parkland Boulevard, Paragon II, Suite 100, Mayfield Heights, Ohio.

     At this year’s annual meeting, in addition to electing two directors, shareholders will be asked to approve and adopt the amendment and restatement of DATATRAK’s Amended and Restated Outside Director Stock Option Plan. Information relating to these proposals are presented in the accompanying proxy statement, which shareholders are encouraged to read carefully. Your Board of Directors has unanimously approved these proposals, and urges you to vote in favor as well.

     Whether or not you plan to attend the annual meeting in person, it is important that your shares are represented. Therefore, please complete, sign, date and promptly return the enclosed proxy card in the accompanying envelope. If you do attend the annual meeting, you may, of course, withdraw your proxy should you wish to vote in person, even if you have previously returned your proxy card.

     On behalf of the Board of Directors and management of DATATRAK International, Inc., we would like to thank you for your continued support and confidence.

Sincerely yours,

Dr. Jeffrey A. Green
President and Chief Executive Officer

DATATRAK INTERNATIONAL, INC.
6150 Parkland Boulevard
Mayfield Heights, Ohio 44124

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 2, 2004

     The 2004 Annual Meeting of Shareholders of DATATRAK International, Inc., will be held at 10:00 a.m., local time, on June 2, 2004 at our offices located at 6150 Parkland Boulevard, Paragon II, Suite 100, Mayfield Heights, Ohio, for the following purposes:

     1. To nominate and elect two individuals as directors for a two-year term ending at the annual meeting in 2006;

     2. To consider and act upon a proposal to approve and adopt the amendment and restatement of our Amended and Restated Outside Director Stock Option Plan (f/k/a Amended and Restated 1999 Outside Director Stock Option Plan); and

     3. To transact such other business as may properly come before the annual meeting and any adjournments or postponements thereof.

     Only shareholders of record at the close of business on April 15, 2004 will be entitled to receive notice of and to vote at the annual meeting and any adjournments or postponements thereof.

By Order of the Board of Directors,

Thomas F. McKee
Secretary

Mayfield Heights, Ohio
April 22, 2004

EACH SHAREHOLDER IS REQUESTED TO EXECUTE AND PROMPTLY RETURN THE
ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PREPAID ENVELOPE

DATATRAK INTERNATIONAL, INC.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

Mailed on or about April 23, 2004

Why am I receiving these materials?

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of DATATRAK for use at the 2004 Annual Meeting of Shareholders on June 2, 2004 at 10:00 a.m., local time, and any adjournments or postponements thereof. The time, place and purposes of the annual meeting are stated in the Notice of Annual Meeting of Shareholders accompanying this proxy statement.

Who is paying for this proxy solicitation?

     The expense of soliciting proxies, including the cost of preparing, assembling and mailing the notice, proxy statement and proxy, will be borne by us. We may pay persons holding common shares for others their expenses for sending proxy materials to their principals. In addition to solicitation of proxies by mail, our directors, officers and employees, without additional compensation, may solicit proxies by telephone, telegraph and personal interview. We also may retain a third party to aid in the solicitation of proxies.

What voting rights do I have as a shareholder?

     On each matter to be voted on, you have one vote for each outstanding common share you own as of April 15, 2004, the record date for the meeting. Only shareholders of record at the close of business on April 15, 2004 are entitled to receive notice of and to vote at the annual meeting. On this record date, there were 6,068,563 common shares outstanding and entitled to vote. Shareholders do not have the right to vote cumulatively in the election of directors.

How do I vote?

     If you are a shareholder of record, you can vote in person at the annual meeting or you can vote by signing and mailing in your proxy card in the enclosed envelope. If you are a shareholder of record, the proxy holders will vote your shares based on your directions.

     If you sign and return your proxy card, but do not properly direct how your shares should be voted on a proposal, the proxy holders will vote “FOR” proposals 1 and 2 and will use their discretion on any other proposals and other matters that may be brought before the annual meeting.

     If you hold common shares through a broker or nominee, you may vote in person at the annual meeting only if you have obtained a signed proxy from your broker or nominee giving you the right to vote your shares.

Can I revoke or change my vote after I submit a proxy?

     Yes. You can revoke your proxy or change your vote at any time before the proxy is exercised at the annual meeting. This can be done by either submitting another properly completed proxy card with a later date, sending a written notice to our Secretary, or you may attend the annual meeting and vote in person. You should be aware that simply attending the annual meeting will not automatically revoke your previously submitted proxy, rather you must notify a DATATRAK representative at the annual meeting of your desire to revoke your proxy and vote in person.

What are the voting recommendations of the Board of Directors?

     Our Board of Directors recommends that you vote:

•	“For” the election of the two directors to the class whose two-year term will expire in 2006; and

•	“For” the approval and adoption of our Amended and Restated Outside Director Stock Option Plan (f/k/a Amended and Restated 1999 Outside Director Stock Option Plan ).

What vote is required to approve each proposal?

•	Election of Directors. The nominees receiving the greatest number of votes will be elected. A proxy card marked “Withhold Authority” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. Abstentions and broker non-votes will have no effect on the election of directors.

•	Approval and Adoption of our Amended and Restated Outside Director Stock Option Plan. Approval and adoption of our Amended and Restated Outside Director Stock Option Plan (f/k/a Amended and Restated 1999 Outside Director Stock Option Plan) requires the affirmative vote of a majority of the votes cast. A proxy card marked as “Abstain” with respect to this proposal will not be voted; accordingly, abstentions and broker non-votes will have no effect on the ratification of this proposal.

What constitutes a quorum?

     A quorum of shareholders will be present at the annual meeting if at least a majority of the aggregate voting power of common shares outstanding on the record date are represented, in person or by proxy, at the annual meeting. With 6,068,563 votes outstanding as of the close of business on the record date, shareholders representing at least 3,034,282 votes will be required to establish a quorum. Abstentions and broker non-votes will be counted towards the quorum requirement.

SECURITY OWNERSHIP OF PRINCIPAL HOLDERS AND MANAGEMENT
ELECTION OF DIRECTORS
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE MATTERS
AUDIT COMMITTEE AND RELATED MATTERS
EXECUTIVE OFFICER COMPENSATION
PERFORMANCE GRAPH
PROPOSAL TO APPROVE AND ADOPT OUR AMENDED AND RESTATED OUTSIDE DIRECTOR STOCK OPTION PLAN
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING
OTHER MATTERS
Appendix A
Appendix B

SECURITY OWNERSHIP OF PRINCIPAL HOLDERS AND MANAGEMENT

     The following table shows, as of April 15, 2004, unless otherwise indicated, the beneficial ownership of DATATRAK’s common shares of (1) each person who is known to us to own beneficially more than 5% of our outstanding common shares, (2) each of our directors, (3) each of the Named Executive Officers (as defined below) and (4) all directors and Named Executive Officers as a group. Unless otherwise indicated, all information with respect to beneficial ownership has been furnished by each director or Named Executive Officer, as the case may be.

	Common Shares
	Beneficially Owned (2)
Name and Address of Beneficial Owner (1)	Number	Percent
Timothy G. Biro (3)	76,700	1.2%
Terry C. Black	74,075	1.2%
Robert E. Flaherty	74,000	1.2%
Dr. Jeffrey A. Green (4)	415,474	6.7%
Seth B. Harris (5)	263,434	4.3%
Dr. Jerome H. Kaiser	64,600	1.1%
Dr. Mark J. Ratain	87,000	1.4%
Marc J. Shlaes	60,438	1.0%
Dr. Robert M. Stote	106,853	1.7%
Dr. Wolfgang Summa	66,938	1.1%
All directors and Named Executive Officers as a group (10 persons).	1,289,512	18.9%

(1)	The address of the directors and executive officers listed above is c/o DATATRAK International, Inc., 6150 Parkland Boulevard, Suite 100, Mayfield Heights, Ohio 44124.

(2)	The number of common shares deemed outstanding includes (1) 6,068,563 common shares outstanding as of April 15, 2004 and (2) with respect to each of the following individuals and groups, the following number of common shares, which may be purchased pursuant to option exercises within 60 days after April 15, 2004: Mr. Biro (75,500 common shares); Mr. Black (60,157 common shares); Mr. Flaherty (74,000 common shares); Dr. Green (151,250 common shares); Mr. Harris (77,000 common shares); Dr. Kaiser (60,000 common shares); Dr. Ratain (74,000 common shares); Mr. Shlaes (60,438 common shares); Dr. Stote (64,500 common shares); Dr. Summa (66,938 common shares); and all directors and Named Executive Officers as a group (763,783 common shares).

(3)	Includes 200 common shares held by Mr. Biro’s wife.

(4)	Includes 73,969 common shares held by Dr. Green’s wife and 500 shares held by Dr. Green’s son. Dr. Green disclaims beneficial ownership of these 74,469 common shares.

(5)	Includes 44,634 common shares held in trust for Mr. Harris.

ELECTION OF DIRECTORS

     The authorized number of directors is presently fixed at seven, with members of the Board of Directors divided into two classes and with the term of office of one class expiring each year. Mr. Robert E. Flaherty has decided to retire from our Board at the end of his term at this year’s annual meeting and not stand for re-election due to other time commitments.

     At the annual meeting, shareholders will elect two individuals as directors to serve until the annual meeting to be held in the year 2006 and until the successors of those directors are duly elected and qualified. At its March 17, 2004 meeting, the Board of Directors nominated Dr. Ratain and Mr. Harris to stand for election as directors at the annual meeting. Dr. Ratain and Mr. Harris are presently directors of DATATRAK.

     Unless otherwise directed, the persons named in the accompanying proxy will vote for the election of the two nominees shown below as directors. In the event of the death of or inability to act of any of the nominees, the proxies will be voted for the election of the other persons that the Board of Directors may recommend. The Board of Directors has no reason, however, to anticipate that this will occur. In no event will the accompanying proxy be voted for more than two nominees or for persons other than those persons named below or any substitute nominees for any of them.

     Included below is information concerning the nominees for election at the annual meeting, as well as those directors who will continue to serve in office after the annual meeting.

Nominees for Election at the 2004 Annual Meeting

     Seth B. Harris, 64, has been a director since 1992, and is the Chairman of Brand Development Ventures Inc., a consulting company that offers a wide range of services in new product development and marketing, since 2002. During 2000 and 2001, Mr. Harris was the Chairman of Toy Craze, Inc., a Cleveland based toy company. Mr. Harris was the Chairman of Frieder Inc., a distributor of consumer products, from 1993 to 2000. Mr. Harris has been an active business consultant since his retirement as Chairman of the Board and President of Harris Wholesale, Inc., a wholesale pharmaceutical distribution company.

     Mark J. Ratain, M.D., 49, has been an director since April 1998. Dr. Ratain is a hematologist/oncologist and a clinical pharmacologist. He is a Professor of Medicine and Chairman of the Committee on Clinical Pharmacology and Pharmacogenomics and Associate Director for Clinical Science for the Cancer Research Center at the University of Chicago. Dr. Ratain has been associated with the Department of Medicine at the University of Chicago since 1983. He has authored and co-authored more than 150 articles and book chapters principally relating to the treatment of cancer. Prior to becoming a director, Dr. Ratain served as Chairman of our Scientific Advisory Board for four years. He received his A.B. Degree in Biochemical Sciences from Harvard University and his M.D. from the Yale University School of Medicine.

The Board of Directors unanimously recommends that
the shareholders vote “FOR” the two nominees whose two year term will expire in 2006.

Directors Continuing in Office

     Timothy G. Biro, MBA, 50, has been a director since 1992. Mr. Biro has been the Managing Partner of Ohio Innovation Fund I, L.P., a venture capital firm, which invests in early-stage business, since 1997. Mr. Biro has been involved in venture capital financing since 1991. Prior to 1991, Mr. Biro was Superintendent of Pharmaceutical Manufacturing at Merck & Co., Inc. Mr. Biro has a B.S. Degree in Microbiology from Pennsylvania State University and in Pharmacy from Temple University and an MBA from The Wharton School of Business at the University of Pennsylvania.

     Jeffrey A. Green, Pharm.D., FCP., 48, is the founder of DATATRAK and has served as our President, Chief Executive Officer and a director since March 1992. From 1984 to 1992, Dr. Green served as an Assistant Professor of Medicine and Radiology at Case Western Reserve University, Cleveland, Ohio. During his tenure at Case Western

Reserve University, Dr. Green established and directed the Cardiovascular Clinical Pharmacology Research Program at University Hospitals of Cleveland. In addition, Dr. Green was an established investigator in clinical cardiology and PET scanning, and was responsible for directing over 90 individual investigations during his tenure. Dr. Green has authored over 90 publications and has been an invited speaker at more than 170 national meetings. He was the recipient of the McKeen Cattell Distinguished Achievement Award from the American College of Clinical Pharmacology in 1988. Dr. Green is a graduate of Purdue University (B.S.) and the University of Texas (Pharm.D.).

     Jerome H. Kaiser, Ph.D., 47, has been a director since December 1999. Dr. Kaiser is the Senior Vice President and director of Information Services for Rothschild, Inc., a private investment bank. Prior to his appointment to that position, Dr. Kaiser was a consultant to Rothschild, Inc. From 1992 to 1999, Dr. Kaiser held various positions within the pharmaceutical industry. During 1998 and 1999, he was the Director of Portfolio Management for Pfizer, Inc. From 1994 to 1998, Dr. Kaiser was employed by Hoffman-LaRoche, Inc., first as Senior Projects Specialist and then as Director of Information Management for Global Development. Dr. Kaiser worked in Project Management for Boots Pharmaceuticals from 1992 to 1994. From 1986 to 1992, he served in the positions of Assistant Professor and Associate Professor of Physics at the University of Texas at Arlington.

     Robert M. Stote, M.D., 64, has been a director since 1993. Dr. Stote has served as the Senior Vice President and Chief Scientific Officer and a director of Bentley Pharmaceuticals, Inc., a pharmaceutical company, since 1992. Prior to that time, Dr. Stote was employed for 20 years by SmithKline Beecham Corporation, serving as Senior Vice President and Medical Director, Worldwide Medical Affairs, from 1989 to 1992 and Vice President — Clinical Pharmacology — Worldwide from 1987 to 1989. Dr. Stote was Chief of Nephrology at Presbyterian Medical Center in Philadelphia from 1972 to 1989, and served as Clinical Professor of Medicine at the University of Pennsylvania.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE MATTERS

     During the last fiscal year, the Board of Directors met five times. No director attended fewer than 75% of the aggregate number of meetings of the Board of Directors and the committees on which each served during the period for which each was a member of the Board of Directors.

     The Board of Directors has determined that all directors except Dr. Green, our President and Chief Executive Officer, are “independent” under the listing standards of the Nasdaq Stock Market. The independent directors intend to meet at least twice a year after regularly scheduled Board meetings in executive sessions. The sessions will be chaired by each of the Chairmen of the Audit, Compensation and Nominating Committees on a rotating basis. Any independent director can request that an additional session be scheduled. DATATRAK’s recently adopted policy is that each member of the Board of Directors is expected to attend each annual meeting of shareholders. Except for Dr. Green, the current directors were unable to attend last year’s annual meeting of shareholders due to prior scheduled commitments.

     The Board of Directors has an Audit Committee, a Compensation Committee, a Nominating Committee and an Executive Committee. Set forth below is the current membership of each Board committee:

Audit	Compensation	Nominating	Executive
Committee	Committee	Committee	Committee
Mr. Biro	Mr. Flaherty	Dr. Kaiser	Dr. Green
(Chairman)	(Chairman)	(Chairman)	(Chairman)
Dr. Kaiser	Mr. Harris	Dr. Ratain	Mr. Biro
Dr. Ratain	Dr. Stote	Dr. Stote	Mr. Flaherty

     Audit Committee. The Audit Committee is responsible for the annual appointment of DATATRAK’s auditors, with whom the Audit Committee reviews the scope of audit and non-audit assignments and related fees, the accounting principles used by DATATRAK in financial reporting, internal financial auditing procedures and the adequacy of internal control procedures. Specific functions and responsibilities of the Audit Committee are set forth in the Audit Committee Charter adopted by the Board of Directors, a copy of which is attached to this proxy statement as Appendix A. Our Board has determined that each of the members of the Audit Committee satisfies the current independence standards of the Nasdaq Stock Market listing standards and Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended. The Audit Committee met four times in fiscal year 2003.

     The Board also has determined that the Audit Committee Chairman Timothy G. Biro is an “audit committee financial expert” as that term is defined in Item 401(h) of Regulation S-K. As a “audit committee financial expert,” Mr. Biro satisfies the Nasdaq financial literacy and sophistication requirements.

     Compensation Committee. The Compensation Committee has the authority to administer DATATRAK’s stock option plans, including the selection of optionees and the timing of option grants, to review and monitor key employee compensation and benefits policies and to review and make recommendations to the Board regarding DATATRAK’s senior management yearly compensation levels. The Compensation Committee did not meet during 2003, but took action by unanimous written consent at various times throughout the year.

     Nominating Committee. The Nominating Committee, whose purpose is to identify, select and recommend qualified individuals as nominees for the Board of Directors at each annual meeting or when otherwise required to fill a vacancy or increase the size of the Board of Directors, was established in March 2004.

     The Nominating Committee will seek candidates for an open director position by soliciting suggestions from Committee members, other Board members, senior management or others. The Committee also may retain a third-party executive search firm to identify candidates from time to time. Additionally, the Committee will consider any unsolicited recommendation for a potential candidate to the Board from Committee members, other Board members, management and shareholders. The Committee will accept shareholder recommendations regarding potential candidates for the Board, provided that shareholders send their recommendations to the Chairman of the Committee with the following information:

•	The name and contact information for the candidate;

•	A brief biographical description of the candidate, including his or her employment for at least the last five years, educational history, and a statement that describes the candidate’s qualifications to serve as a director;

•	A statement describing any relationship between the candidate and the nominating shareholder, and between the candidate and any employee, director, customer, supplier, vendor or competitor of DATATRAK; and

•	The candidate’s signed consent to be a candidate and to serve as a director if nominated and elected, including being named in DATATRAK’s proxy statement.

     Once the Nominating Committee has identified a prospective candidate, the Committee makes a determination whether to conduct a full evaluation of the candidate. This initial determination is based primarily on the Board’s need to fill a vacancy or desire to expand the size of the Board as well as the likelihood that the candidate can meet the Nominating Committee’s evaluation criteria set forth below, as well as compliance with all other legal and regulatory requirements. The Nominating Committee will rely on public information about a candidate, personal knowledge of any Committee or Board member or member of management regarding the candidate, as well as any information submitted to the Committee by the person recommending a candidate for consideration. The Nominating Committee, after consultation with other Board members, will decide whether additional consideration of the candidate is warranted.

     If additional consideration is warranted, the Nominating Committee may request the candidate to complete a questionnaire that seeks additional information about the candidate’s independence, qualifications, experience and other information that may assist the Committee in evaluating the candidate. The Committee may interview the candidate in person or by telephone and also may ask the candidate to meet with senior management. The Committee then evaluates the candidate against the standards and qualifications set out in the Nominating Committee’s charter. Additionally, the Nominating Committee shall consider other relevant factors as it deems appropriate (including independence issues and familial or related party relationships).

     Before nominating an existing director for re-election at an annual meeting, the Committee will consider the director’s past performance and contribution to the Board and its committees. After completing the Nominating Committee’s evaluation of new candidates or existing directors whose term is expiring, if the Committee believes the candidate would be a valuable addition to the Board or the existing director is a valued member of the Board, then the Nominating Committee will make a recommendation to the full Board that such candidate or existing director should be nominated by the Board. The Board will be responsible for making the final determination regarding prospective nominees after considering the recommendation of the Committee.

     Executive Committee. The Executive Committee has the authority to exercise all powers of the Board of Directors in the management of the business and affairs of DATATRAK at any time when the entire Board of Directors cannot meet.

Shareholder Communication with the Board

     Shareholders may communicate their concerns directly to the entire Board or specifically to non-management directors of the Board by submitting in writing to us at the following address: Shareholder Communication, DATATRAK International, Inc., 6150 Parkland Boulevard, Suite 100, Mayfield Heights, Ohio 44124. The status of all outstanding concerns addressed to the entire Board or only non-management directors will be reported to the chair of the Audit Committee on a quarterly basis.

Compensation of Directors

     Directors do not receive cash compensation for their service as members of our Board; rather, non-management directors are granted options to purchase our common shares as compensation for serving on the Board and its related committees. Directors also receive reimbursement for reasonable expenses incurred in attending meetings of the Board of Directors.

     Under our current Amended and Restated Outside Director Stock Option Plan (f/k/a/ Amended and Restated 1999 Outside Director Stock Option Plan), each non-management director receives (1) an initial option grant to purchase 12,500 common shares at an exercise price equal to the fair market value of a share on the date of grant upon becoming a Board member and (2) an annual option grant to purchase 12,500 common shares at an exercise price equal to the fair market value of a share on the date of grant. The annual grant occurs automatically on the day of our annual shareholder meeting. As set forth below in greater detail, we are seeking shareholder approval to amend and restate the Outside Director Stock Option Plan pursuant to which annual grants to directors will be reduced from options to purchase 12,500 common shares to 6,250 common shares, and also to add an annual grant of options to purchase 1,000 common shares to each non-management Chairman of a standing committee of the Board of Directors. Further, the amended and restated plan, if approved by shareholders would permit a retiring director who has served on our Board for at least five years and agrees to be available for limited consulting for a period of one year after his retirement to receive a grant to purchase 6,250 common shares.

Certain Related Party Transactions

     As mentioned above, Mr. Flaherty has decided to retire as a director as of this year’s annual meeting. Mr. Flaherty has agreed to provide consulting services as requested by the Board of Directors or senior management on an as needed basis for a period of two years. As compensation for his consulting services, Mr. Flaherty will receive an option grant to purchase 6,250 common shares with (i) an exercise price equal to the closing market price on the date of grant, (ii) a term of ten years from the date of grant, and (iii) a vesting schedule of two years with 50% of such options vesting on the first anniversary of the date of grant and the remaining 50% of such options vesting on the second anniversary of the date of grant.

AUDIT COMMITTEE AND RELATED MATTERS

     The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report by reference therein.

Report of the Audit Committee

     The Audit Committee oversees DATATRAK’s financial reporting process on behalf of the Board of Directors. The Audit Committee’s activities are governed by a written charter adopted by the Board of Directors, a copy of which is attached to this proxy statement as Appendix A.

     Management has the primary responsibility for DATATRAK’s financial statements and the reporting process, including the system of internal controls. The independent auditors audit the annual financial statements prepared by management and express an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States. The Audit Committee monitors these processes.

     In this context, the Audit Committee met and held discussions with management and the independent auditors. Management represented to the Audit Committee that DATATRAK’s financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee reviewed and discussed the audited financial statements with management and the independent auditors, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of specific judgments and the clarity of disclosures in the financial statements. The Audit Committee also discussed with the independent auditors such other matters as are required to be discussed with the Audit Committee by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications).

     In addition, the independent auditors provided to the Audit Committee the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees), related to the auditors’ independence. The Audit Committee discussed with the independent auditors the auditors’ independence from the Company and management and considered the compatibility of nonaudit services with the auditors’ independence.

     The Audit Committee discussed with DATATRAK’s financial management and independent auditors the overall scope and plans for the audit. The Audit Committee also met with the independent auditors, with and without management present, to discuss the results of the examinations, their evaluation of the Company’s internal controls and the overall quality of our financial reporting. In addition, the Audit Committee considered other areas of its oversight relating to the financial reporting process that it determined appropriate.

     Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

Timothy G. Biro (Chairman)
Dr. Jerome H. Kaiser
Dr. Mark J. Ratain

Independent Auditors

     The Audit Committee has appointed Ernst & Young LLP to continue as DATATRAK’s independent auditors for its fiscal year ending December 31, 2004. Set forth below are the aggregate fees and “out of pocket” expenses billed (or expected to be billed with respect to 2003), on a consolidated basis, by Ernst & Young LLP for providing the services indicated for the fiscal years ended December 31, 2003 and December 31, 2002:

	Year End	Year End
	December 31, 2003	December 31, 2002
Audit fees (1)	$168,425	$189,990
Audit-Related fees (2)	—	76,659	(3)
Tax fees	20,601	26,793	(4)
All Other Fees	—	—
Total	$189,026	$250,442

(1)	Includes fees and expenses related to the fiscal year audit and the interim reviews, notwithstanding when the fees and expenses were billed or when the services were rendered.

(2)	Includes fees and expenses for services rendered from January through December of the fiscal year, notwithstanding when the fees and expenses were billed.

(3)	Audit related fees consist of $9,810 related to employee benefit plans and $66,849 related to due diligence and audits for the proposed acquisition of Oriam, S.A., which was not consummated.

(4)	Includes $19,293 related to annual tax return services and 7,500 related Oriam acquisition tax services.

     Representatives of Ernst & Young LLP are expected to be present at the annual meeting. They will have the opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

Pre-Approval of Policies and Procedures

     The Audit Committee has recently adopted a policy that requires advance approval of all audit and non-audit services provided by our independent auditor prior to the engagement of the independent auditor with respect to such services. The Chairman of the Audit Committee has been delegated the authority by the Audit Committee to evaluate and pre-approve the engagement of the independent auditors when the entire Audit Committee is unable to do so. The Chairman must report all such pre-approvals to the entire Audit Committee at the next committee meeting.

     All of the services described above for our 2003 fiscal year were pre-approved by the Audit Committee.

EXECUTIVE OFFICER COMPENSATION

     The following Report of the Compensation Committee on Executive Compensation and the performance graph included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report or the performance graph by reference therein.

Report of the Compensation Committee on Executive Compensation

     The Compensation Committee administers DATATRAK’s stock option plans, including the selection of optionees and the timing of option grants, reviews and monitors key employee compensation and benefits policies and reviews and makes recommendations to the Board regarding DATATRAK’s senior management yearly compensation levels. The members of the Compensation Committee during 2003 were Messrs. Flaherty and Harris and Dr. Stote, all of whom were non-employee Directors.

     This report contains a discussion of the Board’s compensation philosophy, together with a discussion of the factors considered by the Compensation Committee in determining the compensation of our President and Chief Executive Officer and the Named Executive Officers.

Compensation Philosophy

     The Board of Directors’ compensation philosophy is that compensation paid to executive officers and other management personnel should consist of four elements: (1) salary, (2) annual incentive bonus, (3) stock options, and (4) welfare, retirement and other benefits. The compensation package is designed to attract and retain top quality management employees. To some extent, elements of compensation are designed to vary as DATATRAK’s performance varies. In general, the elements of compensation that most typically have a significant relationship to the Company’s performance are awards under the Company’s stock option and bonus plans. The Committee’s decisions concerning compensation make use of independent surveys of executive compensation of similarly situated companies.

     Presented below is a discussion of the various components of the compensation arrangements provided to the Named Executive Officers, as well as a discussion of the compensation arrangements provided to DATATRAK’s President and Chief Executive Officer.

2003 Compensation Decisions

     Base Salary and Benefits. Salaries of executive officers are subject to minimum levels set by the terms of each executive’s employment arrangement. The primary factor in setting salary levels pursuant to these arrangements was the desire to provide compensation in amounts sufficient to induce these individuals to either join or continue with the Company. Salary levels for executive officers reflect the Committee’s judgments on appropriate salaries in light of the duties and responsibilities inherent in the executives’ positions. The particular qualifications of an individual holding the position and his or her level of experience, as well as information concerning compensation paid by other companies in the industry, are considered in establishing salary levels. The Committee’s assessment of the individual’s performance and contribution to the Company’s performance are the primary criteria influencing decisions regarding salary adjustments. During January 2003, as part of the Company’s overall payroll cost savings plan, Dr. Green, Mr. Black, Mr. Shlaes and Dr. Summa each accepted a reduction in pay. Dr. Green accepted a base salary decrease from $200,000 annually to $170,000 annually; Mr. Black accepted a base salary decrease from $140,000 annually to $119,000 annually; Mr. Shlaes accepted a base salary decrease from $145,000 annually to $123,250 annually; and Dr. Summa accepted a base salary decrease from 162,000 Euro annually to 136,700 Euro annually. Based on the Company’s projections for continued growth and profitability in 2004, the salaries of the executive officers are expected to be reinstated starting in the second half of 2004 depending on the Company’s results of operations.

     Stock Options. DATATRAK uses stock options as a long-term incentive program for its executive officers. Stock options are used because they directly relate the amounts earned by the executive officers to the amount of appreciation realized by the Company’s shareholders over comparable periods. Stock options also provide executive officers with the opportunity to acquire and build a meaningful ownership interest. The Committee considers stock option awards throughout the year. In determining the number of options awarded to an individual executive officer, the Committee generally establishes a level of award based upon the position of the individual and his or her level of responsibility, and upon recommendations made by the President and Chief Executive Officer. The Committee’s decisions concerning individual option awards are based on its judgment concerning the appropriate amount of long-term compensation that should be paid to the executive in question. The Company awarded 32,000 such stock options to executives during 2003. A total of 232,131 stock options were awarded to employees and consultants, including the Named Executive Officers, during 2003.

     Bonuses. DATATRAK may pay additional compensation in the form of discretionary bonuses to executive officers. The bonus amount in any given year is determined by the Compensation Committee, taking into account several factors, including the executive officer’s salary and position, the executive officer’s performance and the Company’s overall performance. Bonuses may be provided either in the form of cash, common shares or a combination of the two, as the Compensation Committee determines.

     President and Chief Executive Officer Compensation. Dr. Green’s employment contract contemplates compensation in two broad areas: (1) a base salary and (2) stock options under a long-term compensation plan. During January 2003, Dr. Green accepted a reduction in pay to decrease his annual salary from $200,000 to $170,000. Dr. Green was awarded options to purchase 11,000 common shares in 2003. Dr. Green did not receive a bonus in 2003.

THE COMPENSATION COMMITTEE

Robert E. Flaherty (Chairman)
Seth B. Harris
Dr. Robert M. Stote

Compensation Committee Interlocks and Insider Participation

     There were no compensation committee interlocks or insider participation activities in 2003.

Summary Compensation Table

     The table below sets forth certain information concerning the annual or long-term compensation for services in all capacities, during the fiscal years ended December 31, 2003, 2002 and 2001, to the Company’s Chief Executive Officer and the three other executive officers of the Company whose annual salary and bonus exceeded $100,000 (the “Named Executive Officers”).

					Long-Term
					Compensation
					Awards
		Annual Compensation (1)			Securities Underlying		All Other
Name and Principal Position	Year	Salary		Bonus	Options/SARs		Compensation (2)
Dr. Jeffrey A. Green	2003	$172,310		$—	11,000	(3)	$—
President, Chief Executive	2002	198,850		—	22,500	(3)	—
Officer and Director	2001	180,000		—	—		—

Terry C. Black	2003	120,620		—	7,000	(4)	—
Vice President of Finance, Chief	2002	139,130		—	7,813	(4)	—
Financial Officer, Treasurer and Assistant Secretary	2001	125,000		—	—		—

Marc J. Shlaes	2003	124,920			7,000	(5)	—
Vice President of Research	2002	142,980		19,460	6,875	(5)	—
and Development	2001	110,000		—	—		—

Dr. Wolfgang Summa	2003	154,770	(6)	—	7,000	(7)	—
Vice President of Global	2002	153,400		—	18,875	(7)	—
Operations	2001	96,260		7,330	—		—

(1)	No Named Executive Officer received perquisites or other personal benefits in excess of the lesser of $50,000 or 10% of that individual’s salary plus annual bonus. No long-term incentive plan payouts or restricted stock awards have been made to any of the Named Executive Officers.

(2)	No other compensation was received by the Named Executive Officers.

(3)	Dr. Green’s options were granted as follows: (1) 22,500 on June 4, 2002, at an exercise price of $2.78 per share, 50% of which will become exercisable on June 4, 2004 and 50% of which will become exercisable on June 4, 2006, (2) 10,000 on December 23, 2003, at an exercise price of $6.07 per share, 50% of which will become exercisable on December 23, 2005 and 50% of which will become exercisable on December 23, 2007 and (3) 1,000 on December 23, 2003, at an exercise price of $6.07 per share, 50% of which will become exercisable on December 23, 2004 and 50% of which will become exercisable on December 23, 2005.

(4)	Mr. Black’s options were granted as follows: (1) 7,813 on June 4, 2002, at an exercise price of $2.78 per share, 50% of which will become exercisable on June 4, 2004 and 50% of which will become exercisable on June 4, 2006, (2) 6,000 on December 23, 2003, at an exercise price of $6.07 per share, 50% of which will become exercisable on December 23, 2005 and 50% of which will become exercisable on December 23, 2007 and (3) 1,000 on December 23, 2003, at an exercise price of $6.07 per share, 50% of which will become exercisable on December 23, 2004 and 50% of which will become exercisable on December 23, 2005.

(5)	Mr. Shlaes’s options were granted as follows: (1) 6,875 on June 4, 2002, at an exercise price of $2.78 per share, 50% of which will become exercisable on June 4, 2004 and 50% of which will become exercisable on June 4, 2006, (2) 6,000 on December 23, 2003, at an exercise price of $6.07 per share, 50% of which will become exercisable on December 23, 2005 and 50% of which will become exercisable on December 23, 2007 and (3) 1,000 on December 23, 2003, at an exercise price of $6.07 per share, 50% of which will become exercisable on December 23, 2004 and 50% of which will become exercisable on December 23, 2005.

(6)	Dr. Summa’s current salary is 136,700 Euro. Based on the average exchange rate between the United States dollar and the Euro during 2003, Dr. Summa’s salary in 2003 of 136,700 Euro was the equivalent of $154,770.

(7)	Dr. Summa’s options were granted as follows: (1) 18,875 on June 4, 2002, at an exercise price of $2.78 per share, 50% of which will become exercisable on June 4, 2004 and 50% of which will become exercisable on June 4, 2006, (2) 6,000 on December 23, 2003, at an exercise price of $6.07 per share, 50% of which will become exercisable on December 23, 2005 and 50% of which will become exercisable on December 23, 2007 and (3) 1,000 on December 23, 2003, at an exercise price of $6.07 per share, 50% of which will become exercisable on December 23, 2004 and 50% of which will become exercisable on December 23, 2005.

Option Grants in Last Fiscal Year

     The table below sets forth certain information concerning grants of stock options made during the year ended December 31, 2003 to the Named Executive Officers. Such grants are reflected in the Summary Compensation Table above.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock
	Number of	% of Total			Price Appreciation for Option
	Securities Underlying	Options Granted to	Exercise or		Term (3)
	Options	Employees in	Base Price	Expiration
Name	Granted (1)	Fiscal Year (2)	($/Sh)	Date	5% ($)	10% ($)
Dr. Jeffrey A. Green	11,000	5%	$6.07	12/23/13	$41,991	$106,414
Terry C. Black	7,000	3	6.07	12/23/13	26,722	67,718
Marc J. Shlaes	7,000	3	6.07	12/23/13	26,722	67,718
Dr. Wolfgang Summa	7,000	3	6.07	12/23/13	26,722	67,718

(1)	All options were awarded at an exercise price equal to the fair market value of our common shares on the date of grant.

(2)	Based on an aggregate of 202,131 options granted to employees under our Amended and Restated 1996 Key Employees and Consultants Stock Option Plan, including the Named Executive Officers.

(3)	Potential realizable value is based upon certain assumed rates of appreciation pursuant to rules prescribed the Securities and Exchange Commission, and do not represent an estimate of the future stock price growth in DATATRAK’s common shares. Actual gains, if any, on stock option exercises are dependent on the future performance of our common shares. There can be no assurance that the amounts reflected in this table will be achieved.

Option Exercises and Fiscal Year-End Option Values

     The table below shows information with respect to the exercise of options to purchase common shares by the Named Executive Officers and unexercised options to purchase common shares for the Named Executive Officers as of December 31, 2003.

Aggregate Option Exercises in Last Fiscal Year
And December 31, 2003 Option Value

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options at		In-the-Money Options at
	Stock Acquired on	Value	December 31, 2003		December 31, 2003(1)
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable(2)	Unexercisable
Dr. Jeffrey A. Green.	—	$—	140,000	33,500	$265,300	$73,575
Terry C. Black	5,000	29,750	61,250	14,813	124,125	25,549
Marc J. Shlaes	—	—	69,500	13,875	154,150	22,481
Dr. Wolfgang Summa	—	—	57,500	25,875	135,550	61,721

(1)	Options are in-the-money if the market value of our common shares exceeds the exercise price.

(2)	Represents the total gain which would be realized if all in-the-money options beneficially held at December 31, 2003 were exercised, determined by multiplying the number of common shares underlying the options by the difference between the per share option exercise price and $6.05, the closing price for the DATATRAK’s common shares as reported by Nasdaq on December 31, 2003.

Equity Compensation Plan Information

     The following table sets forth information concerning common shares authorized and available for issuance under DATATRAK’s equity compensation plans as of the December 31, 2003.

			Number of Securities
			Remaining Available for
			Future Issuance Under
	Number of Securities to	Weighted-Average	Equity Compensation
	be Issued Upon Exercise	Exercise Price of	Plans (Excluding
	of Outstanding Options,	Outstanding Options,	Securities Reflected in
Plan Category	Warrants and Rights	Warrants and Rights	Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by shareholders	1,313,295	$4.10	163,476
Equity compensation plans not approved by shareholders(1)	25,125	$4.80	—

Total	1,338,420	$4.11	163,476

(1)	The terms of our August 2003 private placement of 602,500 common shares required the issuance of warrants to purchase a total of 25,125 common shares at $4.80 per share as payment for services performed by certain placement agents related to our private placement. The warrants are fully vested as of the date of grant and expire August 8, 2008.

Employment Agreements

     Dr. Jeffrey A. Green. In February 2001, the Company entered into an employment agreement with Dr. Green providing for an initial term of one year. This agreement will automatically renew for successive one-year periods thereafter unless certain prior notice requirements are satisfied. The base salary provided for in this agreement is $180,000 per year, to be reviewed at least annually by the Compensation Committee. Bonuses may be paid to Dr. Green at the discretion of the Compensation Committee. The agreement also provides Dr. Green with the right to participate in all benefit plans made available to the DATATRAK’s executives and/or employees. Dr. Green’s employment may be terminated with or without cause, upon his death or disability or with sufficient reason. Additionally, under this agreement, Dr. Green is entitled to terminate his employment for “good reason.” “Good reason” for such termination will exist if at any time, (1) there is a material breach of Dr. Green’s employment agreement by the Company, (2) shareholders fail to elect Dr. Green to the Board of Directors or Dr. Green is otherwise removed from the Board of Directors, and (3) except in connection with the termination of Dr. Green’s employment in strict compliance with the terms of the agreement, the Board of Directors (a) fails to elect Dr. Green to his current executive position, (b) fails to vest Dr. Green with the powers and authority customarily associated with his current position or (c) significantly diminishes his responsibilities, duties, power or authority. If Dr. Green terminates his employment for good reason, he will be entitled to continue to receive his base salary for two years following the date of such termination. If Dr. Green’s employment is terminated in connection with a sale of the Company, he will be entitled to continue to receive his base salary for one year following the date of such termination. If his employment is terminated without cause or without sufficient reason, he will be entitled to continue to receive his base salary for a period of two years subsequent to the date of termination. If Dr. Green terminates his employment without good reason, or if he is terminated for “cause,” then he will be entitled to receive his base salary through the date of termination. For purposes of Dr. Green’s agreement, “cause” is defined as a determination by the Board of Directors that the employee was (1) convicted of a felony involving moral turpitude or a felony in connection with his employment, (2) engaged in fraud, embezzlement, material willful destruction of property or material disruption of the operations of the Company, (3) using or in possession of illegal drugs and/or alcohol on the Company premises or reporting to work under the influence of same, or (4) engaged in conduct, in or out of the workplace, which in the Company’s reasonable determination has an adverse effect on the Company’s reputation or business. “Sufficient reason” shall mean a good faith determination that the employee failed to adequately perform his duties as an officer or achieve the business objectives mutually agreed upon by the parties. Dr. Green also agreed to certain noncompetition and nondisclosure provisions, which under certain conditions continue for a period of up to twenty-four months following a termination of Dr. Green’s employment.

     Terry C. Black. In February 2001, we entered into an employment agreement with Mr. Black providing for an initial term of one year. This agreement will automatically renew for successive one-year periods thereafter unless certain prior notice requirements are satisfied. The base salary initially provided for in this agreement is $125,000 per year, to be reviewed at least annually by the Compensation Committee. Bonuses may be paid to Mr. Black at the discretion of the Compensation Committee. The agreement also provides Mr. Black with the right to participate in all benefits plans made available to the Company’s executives and/or employees. Mr. Black’s employment with the Company may be terminated with or without cause or upon his death or disability. Additionally, Mr. Black is entitled to terminate his employment for “good reason.” If Mr. Black terminates his employment for good reason, he will be entitled to receive his base salary for a period of one year following the date of such termination. If Mr. Black’s employment is terminated in connection with a sale of the Company, he will be entitled to continue to receive his base salary for one year following the date of such termination. If his employment is terminated without cause, he will be entitled to receive his base salary for a period of one year subsequent to the date of termination. If Mr. Black terminates his employment without good reason, or if he is terminated for “cause,” he will be entitled to receive his base salary through the date of termination. For purposes of Mr. Black’s agreement, “cause” is defined as a determination by the Board of Directors that the employee was (1) convicted of a felony involving moral turpitude or a felony in connection with his employment, (2) engaged in fraud, embezzlement, material willful destruction of property or material disruption of the operations of the Company, (3) using or in possession of illegal drugs and/or alcohol on the Company premises or reporting to work under the influence of same, or (4) engaged in conduct, in or out of the workplace, which in the Company’s reasonable determination has an adverse effect on the Company’s reputation or business. Mr. Black also agreed to certain noncompetition and nondisclosure provisions, which continue under certain conditions for a period up to eighteen months following a termination of Mr. Black’s employment.

     Dr. Wolfgang Summa. In December 2000, Dr. Summa signed an employment agreement with DATATRAK Deutschland GmbH, providing for an initial term of four years. This agreement will automatically renew for successive one-year periods thereafter unless certain prior notice requirements are satisfied. The base salary initially provided for in this agreement is 107,370 Euro (approximately $110,000) per year, to be reviewed at least annually by the Compensation Committee. Bonuses may be paid to Dr. Summa at the discretion of the Compensation Committee. The agreement also provides Dr. Summa with the right to participate in all benefits plans made available to the DATATRAK’s executives and/or employees. Dr. Summa’s employment may be terminated with or without cause or upon his death or disability. Additionally, Dr. Summa is entitled to terminate his employment for “good reason.” If Dr. Summa terminates his employment for good reason, he will be entitled to receive his base salary for a period of one year following the date of such termination. If Dr. Summa’s employment is terminated in connection with the sale of the Company, he will be entitled to continue to receive his base salary for one year following the date of such termination. If his employment is terminated without cause, he will be entitled to receive his base salary for a period of one year subsequent to the date of termination. If Dr. Summa terminates his employment without good reason, or if he is terminated for “cause,” he will be entitled to receive his base salary through the date of termination. For purposes of Dr. Summa’s agreement, “cause” is defined as a determination by the Board of Directors that the employee was (1) convicted of a felony involving moral turpitude or a felony in connection with his employment, (2) engaged in fraud, embezzlement, material willful destruction of property or material disruption of the operations of the Company, (3) using or in possession of illegal drugs and/or alcohol on the Company premises or reporting to work under the influence of same, or (4) engaged in conduct, in or out of the workplace, which in the Company’s reasonable determination has an adverse effect on the Company’s reputation or business. Dr. Summa also agreed to certain noncompetition and nondisclosure provisions, which continue under certain conditions for a period up to eighteen months following a termination of Dr. Summa’s employment. The agreement is governed by German law.

     Marc J. Shlaes. In March 2003, DATATRAK entered into an employment agreement with Mr. Shlaes providing for an initial term of one year. This agreement will automatically renew for successive one-year periods thereafter unless certain prior notice requirements are satisfied. The base salary initially provided for in this agreement is $145,000 per year, to be reviewed at least annually by the Compensation Committee. Bonuses may be paid to Mr. Shlaes at the discretion of the Compensation Committee. The agreement also provides Mr. Shlaes with the right to participate in all benefits plans made available to the Company’s executives and/or employees. Mr. Shlaes’s employment with the Company may be terminated with or without cause or upon his death or disability. Additionally, Mr. Shlaes is entitled to terminate his employment for any or no reason. If Mr. Shlaes voluntarily terminates his employment, all obligations under his employment will cease to exist. If Mr. Shlaes’s employment is terminated in connection with the sale of the Company, he will be entitled to continue to receive his base salary for one year following the date of such termination. If his employment is terminated without cause, he will be entitled to receive his base salary for a period of one year subsequent to the date of termination. If Mr. Shlaes is terminated for “cause,” he will be entitled to receive his base salary through the date of termination. For purposes of Mr. Shlaes’s agreement, “cause” is defined as a determination by the Board of Directors that the employee (1) fails to complete satisfactorily the Company’s routine pre-employment background check, (2) was convicted of a felony involving moral turpitude or a felony in connection with his employment, (3) was engaged in fraud, embezzlement, material willful destruction of property or material disruption of the operations of the Company, (4) was using or in possession of illegal drugs and/or alcohol on the Company premises or reporting to work under the influence of same, or (5) was engaged in conduct, in or out of the workplace, which in the Company’s reasonable determination has an adverse effect on the Company’s reputation or business. Mr. Shlaes also agreed to certain noncompetition and nondisclosure provisions, which continue under certain conditions for a period up to fifteen months following a termination of Mr. Shlaes’s employment.

PERFORMANCE GRAPH

     The following line graph compares the yearly cumulative total shareholder return on our common shares against the cumulative total return of the Nasdaq Stock Market U.S. Index and the Nasdaq Health Services Index for the period commencing December 31, 1998 and ending December 31, 2003. The graph assumes that the value of the investment in our common shares and each index was $100 on December 31, 1998, and that all dividends, if any, were reinvested.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN

AMONG DATATRAK INTERNATIONAL, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE NASDAQ HEALTH SERVICES INDEX

	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
DATATRAK	100	90.63	70.33	66.25	43.00	151.25
Nasdaq US	100	186.20	126.78	96.96	68.65	108.18
Nasdaq Health Services	100	75.96	101.66	169.10	142.66	188.30

PROPOSAL TO APPROVE AND ADOPT
OUR AMENDED AND RESTATED OUTSIDE DIRECTOR STOCK OPTION PLAN
(F/K/A AMENDED AND RESTATED 1999 OUTSIDE DIRECTOR STOCK OPTION PLAN)

     Shareholders will be asked at the annual meeting to vote on a proposal to approve and adopt the amendment and restatement of our Amended and Restated Outside Director Stock Option Plan (f/k/a Amended and Restated 1999 Outside Director Stock Option Plan). The complete text of the Amended and Restated Outside Director Stock Option Plan, as proposed to be amended and restated, is attached to this proxy statement as Appendix B.

     The original plan was adopted by the Board of Directors on September 22, 1999 and approved by shareholders on June 1, 2000. As of March 31, 2004, there were only 27,500 common shares available for future grants under the plan. The purpose of the plan is to provide our directors who are not also employees of DATATRAK or any of its subsidiaries or affiliates with a greater incentive to serve and promote our success by encouraging them to acquire new or additional share ownership in the Company, thus increasing their proprietary interest in the Company’s business and providing them with an increased personal interest in the Company’s continued success and development.

     As mentioned above, while directors receive reimbursement for reasonable expenses incurred in attending Board of Directors meetings, directors do not receive cash compensation for their service on the Board of Directors. Consequently, stock option awards play an integral role in providing compensation to our current directors and in attracting future outside, independent directors. In the event this proposal is not approved by our shareholders, DATATRAK will need to pay its directors in cash, which otherwise would be used for working capital purposes, for their service on the Board.

     The following is a summary of the significant changes in the proposed amended and restated plan as well as the material features of the proposed amended and restated plan. The following summary is qualified entirely by reference to the complete text of the Amended and Restated Outside Director Stock Option Plan, as proposed to be amended and restated, attached to this proxy statement as Appendix B.

Significant Changes

     The plan, as proposed to be amended and restated, will (i) increase the number of options available under the plan from 400,000 common shares to 550,000 common shares, (ii) reduce the annual grants that each eligible director receives as compensation for their services as a director from options to purchase 12,500 common shares to 6,250 common shares, and also to add an annual grant of options to purchase 1,000 common shares to each Chairman of a standing committee of the Board of Directors, (iii) to add provisions for the granting of options to eligible retiring directors, (iv) to remove the restrictions on the early expiration of options when a director ceases to be a director of the Company, (v) to amend the name of the plan to be the “Amended and Restated Outside Director Stock Option Plan.”

General Plan Information

     The effective date of the plan is September 22, 1999. By its terms, the plan will terminate on September 22, 2009. However, the plan’s expiration will not affect any outstanding option. The Company believes that the plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. The plan is not qualified under Section 401(a) of the Internal Revenue Code. Except for stock options granted under the plan, DATATRAK does not intend to compensate directors for any meetings that they attend, but will reimburse them for reasonable expenses that are incurred in attending such meetings.

Administration

     The plan does not provide the Board of Directors, any committee thereof, or any other person, with discretionary authority with respect to the plan’s administration. Eligibility criteria for awards of options, as well as the timing, amount, price, vesting, term and other provisions of option awards, are set forth in the plan itself.

Securities to be Offered

     Under the plan, as proposed to be amended and restated, up to an aggregate of 550,000 common shares will be available for awards of options to non-management directors. Either treasury or authorized and unissued common shares, in such amounts or amounts, within the maximum limits of the plan, as the Board of Directors shall from time to time determine, may be so issued. If an option awarded under the plan is exercised pursuant to the terms and conditions of the plan, any common shares that are the subject thereof shall not thereafter be available for re-offering under the plan.

     In the event that the outstanding common shares should be increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of DATATRAK, as a result of a share split, share dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation, merger, consolidation, recapitalization or other such change, then (1) there shall automatically be substituted for each common share subject to an unexercised option (in whole or in part) granted under the plan, each common share available for additional grants of options under the plan and each common share made available for grant to each director pursuant to Section 4 of the plan, the number and kind of shares or other securities into which each outstanding common share shall be changed or for which each such common share shall be exchanged, (2) the option price per share or unit of securities shall be increased or decreased proportionately so that the aggregate purchase price for the securities subject to the option shall remain the same as immediately prior to such event and (3) the Board of Directors shall make such other adjustments as may be appropriate and equitable to prevent enlargement or dilution of any option rights. Any such adjustment may also provide for the elimination of fractional shares.

Option Provisions

     Automatic Awards. The plan provides that each non-management director will be awarded non-qualified stock options to purchase such number of common shares as follows:

(1)	Each newly appointed or elected non-management director shall receive a non-qualified stock option to purchase 12,500 common shares;

(2)	Each non-management director on the day of DATATRAK’s annual meeting of shareholders, commencing with the meeting held in the year 2004, shall receive a non-qualified stock option to purchase 6,250 common shares;

(3)	Each non-management Chairman of a standing committee of the Board of Directors shall receive a non-qualified stock option to purchase 1,000 common shares; and

(4)	Each non-management director that has served for at least five years as a director shall receive a non-qualified stock option to purchase 6,250 common shares as of the date of such retirement, provided that such director agrees to be available for limited consulting for a period of one year after his retirement at the request of either the Chief Executive Officer or the Board of Directors.

     The plan provides that those grants shall occur automatically without any further action by the Board of Directors.

     Option Price. The option price per common share under each option granted pursuant to the plan shall be equal to the fair market value thereof on the date of grant, but in no event shall such price be less than the par value of the common shares.

     Period of Option. Each option granted under the plan shall expire and all rights to purchase common shares pursuant thereto shall cease on the tenth anniversary of the date of grant.

     Vesting of Options. The plan provides that each non-management director shall be entitled to exercise options granted under the plan as follows:

(1)	With respect to the non-qualified stock options to purchase 12,500 common shares upon an individual’s initial appointment or election as a non-management director or to purchase 6,250 common shares upon retirement from the Board, each such option shall become fully vested and exercisable as to all of the underlying common shares on the first anniversary of the date of grant; and

(2)	With respect to non-qualified stock options to purchase 6,250 common shares or 1,000 common shares awarded annually on the day of the annual meeting of shareholders, each such option shall become fully vested and exercisable as to all of the underlying common shares on the date of the first annual meeting of shareholders following the date of grant.

     Limitations on Exercise and Transfer of Options. All or any portion of an option shall be transferable by the optionee, in whole at any time or in part from time to time, to (1) any member of the optionee’s immediate family, (2) any trust whose beneficiaries consist solely of the optionee and/or members of the optionee’s immediate family and (3) any person or entity who is an “affiliate” of the optionee (as that term is defined in Rule 501(b) of Regulation D under the Securities Act). Notwithstanding the foregoing, DATATRAK shall be under no obligation to record any such transfer upon the books of the Company and may treat the optionee as the record and beneficial owner thereof for all purposes until such time as: (a) the transferor delivers to the Company a fully executed assignment of option, (b) the transferee delivers to the Company a fully executed joinder to the option agreement and (c) the transferor and transferee establish, to the reasonable satisfaction of the Company, that such a transfer is permitted under the applicable provisions of the federal securities laws. No option may be pledged or hypothecated, nor may any option be subject to execution, attachment or similar process.

     Conditions Governing Exercise of Option. Options are exercisable by a director by giving written notice of the director’s intention to exercise the option and the number of common shares with respect to which the option is being exercised, accompanied by full payment of the purchase price either in cash or in whole or in part in common shares having a fair market value on the date the option is exercised equal to that portion of the purchase price for which payment in cash is not made.

     Termination of Directorship. In the event that a director is removed in accordance with our articles of incorporation, as amended, then all options shall terminate three months after the effective date of termination of his or her directorship and neither he nor she nor any other person shall have any right after such date to exercise all or any part of such option.

     Certain Restrictions. We previously amended the plan to prohibit, unless approved by the holders of a majority of the common shares present and entitled to vote at a duly convened meeting of shareholders, (1) the grant of any stock option with an exercise price that is less than 100% of the fair market value of the underlying stock on the date of grant; and (2)(a) the reduction in the exercise price of any stock option outstanding or to be granted in the future, (b) the cancellation and re-grant of options at a lower exercise price (including entering into any “6 month and 1 day” cancellation and re-grant program), whether or not the canceled options are put back into the available pool for grant, (c) the replacement of out-of-the-money options with restricted stock in an exchange, buy-back or other program, or (d) the replacement of any options with new options having a lower exercise price or accelerated vesting schedule in an exchange, buy-back or other program. These prohibitions remain in the proposed amended and restated plan and may not be further amended or repealed without the affirmative vote of the holders of a majority of the common shares present and entitled to vote at a duly convened meeting of shareholders.

Income Tax Treatment

     A director will not realize income upon the granting of a non-qualified stock option. However, in any year in which a director exercises a part or all of such option, the excess, if any, of the fair market value of the common shares at the date of exercise over the option price will be taxed as compensation at ordinary income tax rates, and the Company will be entitled to a tax deduction for a like amount in the same year. A director may elect, within 30 days after the issuance of common shares upon the exercise of an option (which the Internal Revenue Service may assert occurs on the date of exercise), to treat the excess, if any, of the fair market value of the common shares on the date of issuance over the option price as ordinary income at that time, and the Company will be entitled to a tax deduction for a like amount.

     DATATRAK has made provisions for all taxes required in connection with an option exercise to be withheld and/or paid. The Company has the discretion to allow a director to satisfy tax withholding requirements by (a) withholding from issuance to the director the number of common shares agreed upon by DATATRAK and the director, so long as director has executed an effective standing election to satisfy such tax withholding requirements within at least six months prior to an option exercise, or (b) withholding the number of common shares equal to that portion of the withholding obligation for which cash payment has not been made, provided that consent has been given by the Board of Directors.

New Plan Benefits

     Set forth below is certain information regarding stock options awarded under the plan from the proposed 150,000 common share increase described in this proposal. Consistent with the awards described in this proposal and subject to shareholder approval of the plan, all non-management directors will receive options on June 2, 2004 at an exercise price equal to the fair market value of DATATRAK’s common shares on the date of grant. Because the exercise price will not be known until the date of grant, the dollar value of such non-qualified stock options is not determinable.

Name and Position	Number of Common Shares
Dr. Jeffrey A. Green	0
President, Chief Executive Officer and a Director
Terry C. Black	0
Vice President of Finance, Chief Financial Officer, Treasurer and Assistant Secretary
Marc J. Shlaes	0
Vice President of Research and Development
Dr. Wolfgang Summa	0
Vice President of Global Operations
Executive group	0
Non-executive director group	40,500
Non-executive officer employee group	0

Total	40,500

The Board of Directors unanimously recommends that the shareholders vote “FOR”
the proposal to approve and adopt the Amended and Restated Outside Director Stock Option Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires directors and certain of its executive officers and persons who beneficially own more than 10% of its common shares to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and Nasdaq. These people are further required to furnish us with copies of all such forms filed by them. Based solely on our review of the copies of the forms that we received, we believe that all of the Section 16(a) filing requirements were satisfied by our directors, executive officers and beneficial owners of more than 10% of the its common shares, with the exception of the following: (1) the grant of 11,000 options to purchase common shares to Dr. Green; (2) the grant of 7,000 options to purchase common shares to Mr. Black; (3) the grant of 7,000 options to purchase common shares to Mr. Shlaes; and (4) the grant of 7,000 options to purchase common shares to Dr. Summa, all of which were granted on December 23, 2003 and which were reported on Form 4s filed with the Commission on December 31, 2003.

SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

     Any shareholder who meets the requirements of the proxy rules under the Exchange Act may submit proposals to the Board of Directors to be considered for submission in our proxy materials for the annual meeting of shareholders to be held in 2005. Proposals should be submitted in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to DATATRAK International, Inc., 6150 Parkland Boulevard, Suite 100, Mayfield Heights, Ohio 44124, Attention: Investor Relations, and must be received no later than December 24, 2004. Any notice shall include: (a) the name and address of the shareholder and the text of the proposal to be introduced, (b) the number of common shares held of record, owned beneficially and represented by proxy by the shareholder as of the date of the notice and (c) a representation that the shareholder intends to appear in person or by proxy at the meeting to introduce the proposal specified in the notice.

     Unless we receive notice of a shareholder proposal not included in our 2005 proxy statement to be brought before the 2005 annual meeting by February 22, 2005, then we may use our discretion in voting proxies with respect to any shareholder proposal properly brought before such annual meeting. The chairman of the annual meeting may refuse to acknowledge the introduction of any shareholder proposal not made in compliance with the foregoing procedures.

OTHER MATTERS

     The Board of Directors is not aware of any matter to come before the annual meeting other than those mentioned in the accompanying notice. However, if other matters shall properly come before the annual meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their best judgment on those matters.

     A copy of DATATRAK’s Annual Report has been provided to shareholders with this proxy statement. If a shareholder entitled to vote at the annual meeting did not receive a copy of the Annual Report with this proxy statement, that shareholder may request a copy of the Annual Report from us. Upon the receipt of a written request from any shareholder entitled to vote at the annual meeting, we will mail, at no charge to the shareholder, a copy of our Annual Report, including the financial statements and schedules required to be filed with the Commission pursuant to Rule 13a-1 under the Exchange Act, for our most recent fiscal year. Requests from beneficial owners of common shares must include a good-faith representation that, as of the record date of the annual meeting, the person making the request was the beneficial owner of securities entitled to vote at the annual meeting. Written requests for the Annual Report should be directed to: Investor Relations, DATATRAK International, Inc., 6150 Parkland Boulevard, Suite 100, Mayfield Heights, Ohio 44124.

     You are urged to sign and return your proxy promptly in order to make certain your shares will be voted at the annual meeting. For your convenience, a return envelope is enclosed requiring no additional postage if mailed in the United States.

By Order of the Board of Directors,

Thomas F. McKee
Secretary

April 22, 2004

Appendix A

DATATRAK INTERNATIONAL, INC.

AUDIT COMMITTEE CHARTER

(As Adopted on April 20, 2004)

     The Board of Directors (the “Board”) of DATATRAK International, Inc. (the “Company”) has constituted and established an Audit Committee (the “Committee”) with authority, responsibility and specific duties as described in this Audit Committee Charter. The Committee’s primary purpose is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company.

Membership

     The Committee shall consist of three directors who are independent of management and free from any relationship that, in the opinion of the Board, and as evidenced by its appointment of such Committee members, would interfere with the exercise of independent judgment as Committee members. Each Committee member shall meet the definition of “independent” within the meaning of (i) the Nasdaq Stock Market listing standards, (ii) Section 10A(m)(3) of the Securities Exchange Act of 1934 (as amended), and any other applicable laws, rules and regulations, as amended from time to time.

     Each Committee member shall be able to read and understand fundamental financial statements. The Committee shall include at least one member that has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background that results in the individual’s financial sophistication. Additionally, at least one Committee member, as determined by the Board, must be an “audit committee financial expert” as defined by the Securities and Exchange Commission (“SEC”).

     The Board shall appoint one member of the Committee to serve as the Chairman of the Committee. The Board may fill vacancies on the Committee from time to time, and the Board may remove a Committee member from membership on the Committee at any time with or without cause.

Principle Functions

     The Committee shall provide assistance to the directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the Company, and the quality and integrity of financial reports of the Company. In carrying out its responsibilities, the Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to facilitate corporate accounting and reporting practices of the Company that are in accordance with all applicable requirements and that are of the highest quality. In carrying out its responsibilities, the Committee will:

Generally

•	Report regularly to the Board, including on issues related to the quality or integrity of financial statements and related portions of periodic reports filed with the SEC, legal and regulatory compliance and performance, and independence and qualifications of internal and independent auditors.

•	Have direct access to, and complete and open communication with, the Company’s senior management and internal and independent auditors. Have a clear understanding with the independent auditors that the independent auditors shall report directly to the Committee and be ultimately accountable to the Committee.

•	Select, evaluate, and, where appropriate, replace the independent auditor (or to nominate the independent auditor to be proposed for shareholder approval in any proxy statement) and be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work.

•	Pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor.

•	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of concerns regarding accounting or auditing matters.

•	Establish and review clear hiring policies for employees or former employees of its independent auditor, and ensure that neither the Company’s chief executive officer, chief financial officer, controller, nor any person serving in an equivalent position with the Company was employed by the independent auditor and participated in any capacity in the audit of the Company during the one year period preceding the date of the initiation of the audit.

•	Review, advise and consent to management’s appointment, termination, or replacement of the person responsible at the Company for its internal audit functions.

•	Retain independent counsel, accountants or other advisors, as it determines necessary and without Board approval, to carry out its duties and conduct or authorize investigations into any matters within the scope of the Committee’s responsibilities. The Company shall provide appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor engaged for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for the Company, the compensation of any independent advisors employed by the Committee and the Committee’s ordinary administrative expenses that are necessary and appropriate to carry out its duties.

•	Review and approve all related-party transactions, as defined in Item 404 of Regulation S-K, for potential conflict of interest situations.

•	Annually review and assess the adequacy of this Charter and recommend any appropriate changes to this Charter to the Board. Ensure that the Charter is included as an appendix to the Company’s proxy statement at least once every three years.

•	Such other duties and responsibilities as may be assigned to the Committee, from time to time, by the Board and/or the Chairman of the Board.

Oversight of Independent Auditors’ Relationship with the Company

•	Inquire as to the independence of the independent public auditor. As part of this responsibility, the Committee will, on an annual basis, obtain from the independent auditors a written communication delineating all their relationships and professional services as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). In addition, review with the independent auditors the nature and scope of any disclosed relationships or professional services and take, or recommend that the Board take, appropriate action to oversee the continuing independence of the auditors.

•	In connection with Committee’s evaluation of the auditor’s independence, the Committee is also to review and evaluate the performance of the lead partner of the audit engagement team and to ensure the rotation, if applicable, of the audit partners on the audit engagement team, in accordance with SEC rules or other applicable laws or regulations.

•	Review, discuss and document quarterly, or prior to the filing of the document containing the audit opinion, reports from the independent auditor on:

(a)	All critical accounting policies and practices used;

(b)	All alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor;

(c)	Other material written communications between the independent auditor and management including, but not limited to, any management letter, or schedule of unadjusted differences; and

(d)	Any other matters regarding the audit procedures or findings that Generally Accepted Auditing Standards (“GAAS”) or other applicable standards, rules or regulations require the independent auditor to discuss with the Committee.

Financial Reporting Review and Disclosure

•	Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit and timely quarterly reviews for the current year and the procedures to be utilized, the adequacy of the independent auditor’s compensation, and at the conclusion thereof review such audit or review, including any comments or recommendations of the independent auditors. Specifically, review those matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended, relating to the conduct of the audit, as well as any audit problems or difficulties encountered in the scope of the audit work and management’s response, including (a) any restrictions on the scope of activities or access to requested information, and (b) any significant disagreements with management.

•	Review with the independent auditors, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal controls or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

•	Discuss with management, including its chief legal officer or outside counsel, any reports received from regulators, legal compliance and litigation matters that may have a material effect on the Company’s financial statements, accounting policies or related Company compliance policies.

•	Inquire of management and the independent auditors about significant risks or exposures and assess the steps management has taken to minimize such risks to the Company.

•	Review the quarterly financial statements with financial management and the independent auditors prior to the filing of the Form 10-Q (or prior to the press release of results, if possible) to determine that the independent auditors do not take exception to the disclosure and content of the financial statements, and discuss any other matters required to be communicated to the Committee by the auditors.

•	Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Review with financial management and the independent auditors the results of their timely analysis of significant financial reporting issues and practices, including changes in, or adoptions of, accounting principles and disclosure practices, and discuss any other matters required to be communicated to the Committee by the auditors. Also review with financial management and the independent auditors their judgments about the quality, not just acceptability, of accounting principles and the clarity of the financial disclosure practices used or proposed to be used, and particularly, the degree of aggressiveness or conservatism of the Company’s accounting principles and underlying estimates, and other significant decisions made in preparing the financial statements. This review should also include the effect of new regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements.

•	Provide sufficient opportunity for the independent auditors to meet with the members of the Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors’ evaluation of the Company’s financial, accounting, and auditing personnel, and any significant findings and recommendations made by the independent auditor together with management’s response.

•	Review the Committee’s report, containing the information required to be stated therein by rules of the SEC, to be set forth in the proxy statement for the Company’s annual meeting of shareholders, and review other Company disclosure relating to the Committee required to be set forth in such proxy statements.

Limitation of Audit Committee’s Role

     While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

Meetings

     The Committee will meet as often as necessary to carry out its responsibilities. Meetings may be called by the Chairman of the Committee and/or management of the Company. All meetings of the Committee shall be held pursuant to the Code of Regulations of the Company with regard to notice and waiver thereof, and written minutes of each meeting shall be duly filed in the Company’s records. The Chairman shall preside at each meeting and, in the absence of the Chairman, one of the other members of the Committee shall be designated as the acting chair of the meeting. A quorum shall consist of a majority of the members of the Committee.

Appendix B

DATATRAK INTERNATIONAL, INC.
AMENDED AND RESTATED OUTSIDE DIRECTOR STOCK OPTION PLAN

(f/k/a Amended and Restated 1999 Outside Director Stock Option Plan)

     DATATRAK International, Inc., hereinafter called the “Company,” hereby adopts a stock option plan for eligible Directors of the Company pursuant to the following terms and provisions:

     1. PURPOSE OF THE PLAN. The purpose of this plan, hereinafter called the “Plan,” is to provide additional incentive to those Directors of the Company who are not employees of the Company or any of its subsidiaries or affiliates by encouraging them to acquire a new or an additional share ownership in the Company, thus increasing their proprietary interest in the Company’s business and providing them with an increased personal interest in the Company’s continued success and progress. These objectives will be promoted through the grant of options to acquire the Company’s Common Shares, without par value per share (the “Common Shares”), pursuant to the terms of the Plan. Only those Directors who meet the qualifications stated above are eligible for and shall receive options under this Plan.

     2. EFFECTIVE DATE OF THE PLAN. The Plan became effective as of September 22, 1999, upon approval by holders of shares representing a majority of the outstanding voting stock of the Company present at a meeting of shareholders called for that purpose.

     3. COMMON SHARES SUBJECT TO THE PLAN. The Common Shares to be issued upon the exercise of the options granted under the Plan shall be Common Shares of the Company. Either treasury or authorized and unissued Common Shares, or both, as the Board of Directors shall from time to time determine, may be so issued. Common Shares which are the subject of any lapsed, expired or terminated options may be made available for re-offering under the Plan. If an option granted under this Plan is exercised pursuant to the terms and conditions of subsection 5(b), any Common Shares which are the subject thereof shall not thereafter be available for re-offering under the Plan.

     Subject to the provisions of the next succeeding paragraph of this Section 3, the aggregate number of Common Shares for which options may be granted under the Plan shall be Five Hundred Fifty Thousand (550,000) Common Shares.

     In the event that, subsequent to the date of adoption of the Plan by the Board of Directors, the Common Shares should, as a as a result of a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation, merger, consolidation, recapitalization or other such change, be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, then (i) there shall automatically be substituted for each Common Share subject to an unexercised option (in whole or in part) granted under the Plan, each Common Share available for additional grants of options under the Plan and each Common Share made available for grant to each eligible Director pursuant to Section 4 hereof, the number and kind of shares of stock or other securities into which each outstanding Common Share shall be changed or for which each such Common Share shall be exchanged, (ii) the option price per Common Share or unit of securities shall be increased or decreased proportionately so that the aggregate purchase price for the securities subject to the option shall remain the same as immediately prior to such event, and (iii) the Board of Directors shall make such other adjustments as may be appropriate and equitable to prevent enlargement or dilution of option rights. Any such adjustment may provide for the elimination of fractional shares.

     4. GRANT OF OPTIONS.

          a. Automatic Grants. Subject to the terms of the Plan, each eligible Director shall be granted non-qualified stock options to purchase (i) 12,500 Common Shares as of the date such Director is first appointed or elected to the Board of Directors, (ii) 6,250 Common Shares at each annual meeting of the shareholders of the

Company so long as he or she is an eligible Director, and (iii) 1,000 Common Shares at each annual meeting of the shareholders of the Company so long as he or she is an eligible Director and is then-serving as a Chairperson of a standing committee of the Board of Directors.

          b. Upon Retirement. Subject to the terms of the Plan, in the event a Director has served for at least five (5) years as a Director of the Company, then upon retirement from the Board such Director shall be granted a non-qualified stock option for 6,250 Common Shares as of the date of such retirement, provided that such Director agrees to be available for limited consulting for a period of one year after his retirement at the request of either the Chief Executive Officer of the Company or the Board of Directors.

          c. Option Price. The price at which each Common Share may be purchased pursuant to an option granted under the Plan shall be equal to the “fair market value” (as determined pursuant to Section 7) for each such share as of the date on which the option is granted (the “Date of Grant”), but in no event shall such price be less than the par value of such Common Shares. Anything contained in this subsection (c) to the contrary notwithstanding, in the event that the number of Common Shares subject to any option is adjusted pursuant to Section 3, a corresponding adjustment shall be made in the price at which the Common Shares subject to such option may thereafter be purchased.

          d. Duration of Options. Each option granted under the Plan shall expire and all rights to purchase Common Shares pursuant thereto shall cease on the date (the “Expiration Date”) which shall be the tenth anniversary of the Date of Grant of such option.

          e. Vesting of Options. For the annual grants of options to purchase 6,250 Common Shares and 1,000 Common Shares for Chairpersons, one hundred percent (100%) of each such option granted under the Plan shall become fully vested and exercisable on the date of the first annual meeting of the Company’s shareholders following the Date of Grant. For the grants of 12,500 Common Shares upon the initial appointment or election of an eligible Director or for grants of 6,250 Common Shares upon the upon the retirement of a Director, one hundred percent (100%) of each such option granted under the Plan shall become fully vested and exercisable on the first anniversary of the Date of Grant.

     5. OPTION PROVISIONS.

          a. Limitation on Exercise and Transfer of Options. Each option agreement shall be binding upon and inure to the benefit of any successor of the Company and the heirs, estate, personal representative and transferees of the optionee. All or any portion of an option shall be transferable by the optionee, in whole at any time or in part from time to time, to (i) any member of the optionee’s Immediate Family, (ii) any trust whose beneficiaries consist solely of the optionee and/or members of the optionee’s Immediate Family, and (iii) any person or entity who is an “affiliate” of the optionee (as such term is defined in Rule 501(b) of Regulation D promulgated under the Securities Act of 1933). Notwithstanding the foregoing, the Company shall be under no obligation to record any such transfer upon the books of the Company and may treat the optionee as the record and beneficial owner thereof for all purposes until such time as: (a) the transferor delivers to the Company a fully executed assignment of option in the form attached as Exhibit A to the option agreement; (b) the transferee delivers to the Company a fully executed joinder to the option agreement in the form attached as Exhibit B to the option agreement; and (c) that the transferor and transferee establish, to the reasonable satisfaction of the Company, that such a transfer is permitted under applicable provisions of the federal securities laws. For purposes of this Plan, “Immediate Family” means a person’s parents, siblings, spouse, children or grandchildren or any of the foregoing persons. No option granted hereunder may be pledged or hypothecated, nor shall any such option be subject to execution, attachment or similar process.

          b. Exercise of Option. Each option granted hereunder may be exercised in whole or in part (to the maximum extent then exercisable) from time to time during the option period, but this right of exercise shall be limited to whole shares. Options shall be exercised by the optionee giving written notice to the Chief Financial Officer of the Company at its principal business office, by certified mail, return receipt requested, of the optionee’s intention to exercise the same and the number of shares with respect to which the option is being exercised (the “Notice of Exercise of Option”) accompanied by full payment of the purchase price in cash or in whole or in part in Common Shares having a fair market value on the date the option is exercised equal to that portion of the purchase price for which payment in cash is not made. Such Notice of Exercise of Option shall be deemed delivered upon deposit into the mails.

          c. Termination of Directorship for Cause. In the event that such Director is removed in accordance with the Company’s Articles of Incorporation, as amended, then all options shall terminate three (3) months after the effective date of termination of his or her Directorship and neither he nor she nor any other person shall have any right after such date to exercise all or any part of such option.

          d. Acceleration of Exercise of Option in Certain Events. Notwithstanding anything to the contrary described in the Plan, in the event of a “change in control,” the eligible Director shall have the immediate right and option (notwithstanding the provisions of paragraph 4 hereof) to exercise the option with respect to all Common Shares covered by the option, which exercise, if made, shall be irrevocable. The term “change in control” shall mean: (i) the receipt by the Company of a Schedule 13D or other advice indicating that a person, or any member of a “group,” is the “beneficial owner” (as those terms are defined in Rule 13d-3 under the Securities Exchange Act of 1934) of twenty percent (20%) or more of the voting power of the Company; (ii) the first purchase of shares pursuant to a tender offer or exchange (other than a tender offer or exchange by the Company or its affiliates) for all or any amount of Common Shares or any class or any securities convertible into such Common Shares, the results of which would make the offeror and/or its affiliates the beneficial owners of twenty percent (20%) or more of the voting power of the Company; (iii) the date of the approval by shareholders of the Company of an agreement providing for any consolidation or merger of the Company in which the Company will not be the continuing or surviving corporation or pursuant to which shares of capital stock of any class, or any securities convertible into such capital stock, of the Company would be converted into cash, securities, or other property, other than a merger or consolidation of the Company with an affiliate of the Company or in which the holders of all of the shares of all classes of the Company’s capital stock immediately prior to the merger or consolidation would own at least a majority of the voting power of the surviving corporation (or the direct or indirect parent company of the surviving corporation) immediately after the merger or consolidation; (iv) the date of the approval by shareholders of the Company of any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company; or (v) the adoption of any plan or proposal for the liquidation (but not a partial liquidation) or dissolution of the Company.

          e. Option Agreements. Options granted under the Plan shall be subject to the further terms and provisions of an option agreement the execution of which by each optionee shall be a condition to the receipt of an option.

          f. Certain Restrictions. Notwithstanding anything in the foregoing to the contrary, the Company shall not, unless approved by the holders of a majority of the shares present and entitled to vote at a duly convened meeting of shareholders: (i) grant any stock option, including stock appreciation right, with an exercise price that is less than one hundred percent (100%) of the fair market value of the underlying stock on the date of grant; or (ii) reduce the exercise price of any stock option, including stock appreciation right, outstanding or to be granted in the future; cancel and re-grant options at a lower exercise price (including entering into any “6 month and 1 day” cancellation and re-grant program), whether or not the canceled options are put back into the available pool for grant; replace out-of-the-money options with restricted stock in an exchange, buy-back or other program; or replace any options with new options having a lower exercise price or accelerated vesting schedule in an exchange, buy-back or other program. The prohibitions set forth in subsections 5(f)(i) and 5(f)(ii) above may not be further amended or repealed without the affirmative vote of the holders of a majority of the shares present and entitled to vote at a duly convened meeting of shareholders.

     6. INVESTMENT REPRESENTATION; APPROVALS AND LISTING. The options to be granted hereunder shall be further conditioned upon receipt of the following investment representation from the optionee:

“I further agree that any Common Shares of DATATRAK International, Inc. (the “Company”) which I may acquire by virtue of this option shall be acquired for investment purposes only and not with a view to distribution or resale; provided, however, that this restriction shall become inoperative in the event that the said Common Shares subject to this option shall be registered under the Securities Act of 1933, as amended, or in the event that the offer or sale of the Common Shares subject to this option may be lawfully made without registration of the said Common

Shares under the Securities Act of 1933, as amended, as established to the satisfaction of the Company.”

The Company shall not be required to issue any certificate or certificates for Common Shares upon the exercise of an option granted under the Plan prior to (i) the obtaining of any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable, (ii) the admission of such Common Shares to listing on any national securities exchange on which the Common Shares may be listed, (iii) the completion of any registration or other qualification of the Common Shares under any state or federal law or ruling or regulations of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable or the determination by the Company, in its sole discretion, that any registration or other qualification of the Common Shares is not necessary or advisable, and (iv) the obtaining of an investment representation from the optionee in the form stated above or in such other form as the Company, in its sole discretion, shall determine to be adequate.

     7. GENERAL PROVISIONS. For all purposes of this Plan, the fair market value of a Common Share shall be determined as follows: so long as the Common Shares of the Company are listed upon an established stock exchange or exchanges or contained in the Nasdaq National Market System or the Nasdaq SmallCap Market System (in either case, “Nasdaq”), such fair market value shall be determined to be the highest closing sale price of such Common Shares on such stock exchange or exchanges or Nasdaq the trading day on which the option is granted (or the date the Common Shares are tendered as payment, in the case of determining fair market value for that purpose) or if no sale of such Common Shares shall have been made on any stock exchange or Nasdaq on that day, then on the closest preceding day on which there was a sale of such Common Shares; and during any period of time as such Common Shares are not listed upon an established stock exchange or traded on Nasdaq, the fair market value per share shall either be (i) the mean between dealer “Bid” and “Ask” prices of such Common Shares in the over-the-counter market on the trading day immediately prior to the day the option is granted (or the day the Common Shares are tendered as payment, in the case of determining fair market value for that purpose), as reported by the National Association of Securities Dealers, Inc., or (ii) the value determined by the Board of Directors, excluding for that purpose, the votes of any eligible Directors.

     The liability of the Company under the Plan and any distribution of Common Shares made hereunder is limited to the obligations set forth herein with respect to such distribution and no term or provision of the Plan shall be construed to impose any liability on the Company in favor of any person with respect to any loss, cost or expense which the person may incur in connection with or arising out of any transaction in connection with the Plan, including, but not limited to, any liability to any federal, state, or local tax authority and/or any securities regulatory authority.

     Nothing in the Plan or in any option agreement shall confer upon any optionee any right to continue as a Director, or to be entitled to any remuneration or benefits not set forth in the Plan or such option.

     Nothing contained in the Plan or in any option agreement shall be construed as entitling any optionee to any of the rights of a shareholder as a result of the grant of an option until such time as Common Shares are actually issued to such optionee pursuant to the exercise of an option.

     The Plan may be assumed by the successors and assigns of the Company.

     The Plan shall not be amended more than once every six (6) months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

     The cash proceeds received by the Company from the issuance of Common Shares pursuant to the Plan will be used for general corporate purposes or in such other manner as the Board of Directors deems appropriate.

     The expense of administering the Plan shall be borne by the Company.

     The captions and section numbers appearing in the Plan are inserted only as a matter of convenience. They do not define, limit, construe or describe the scope or intent of the provisions of the Plan.

     8. TERMINATION OF THE PLAN. The Plan shall terminate ten (10) years from the date of its original adoption by the Board of Directors of the Company and thereafter no options shall be granted hereunder. All options outstanding at the time of termination of the Plan shall continue in full force and effect in accordance with and subject to their terms and the terms and conditions of the Plan.

     9. TAXES. Appropriate provisions shall be made for all taxes required to be withheld and/or paid in connection with the options or the exercise thereof, and the transfer of Common Shares pursuant thereto, under the applicable laws or other regulations of any governmental authority, whether federal, state, or local and whether domestic or foreign. In its discretion, the Company may permit the optionee to satisfy such withholding requirements by (a) the Company withholding from issuance to the optionee such number of Common Shares otherwise issuable upon exercise of the option as the Company and the optionee may agree, provided, however, that the optionee must have had on file with the Company, for at least six (6) months prior thereto, an effective standing election to satisfy said optionee’s tax withholding obligations in such a fashion, which election form by its terms shall not be revocable or amendable for at least six (6) months, or (b) with the consent of the Board, in whole or in part, in Common Shares having a fair market value on the date the option is exercised equal to that portion of the withholding obligation for which payment in cash is not made.

     10. CHANGES IN GOVERNING RULES AND REGULATIONS. All references herein to the Internal Revenue Code of 1986, as amended, or sections thereof, or to rules and regulations of the Department of Treasury or of the Securities and Exchange Commission, shall mean and include the Code sections thereof and such rules and regulations as are now in effect or as they may be subsequently amended, modified, substituted or superseded.

Adopted as of June ____, 2004

DATATRAK INTERNATIONAL, INC.

PROXY FOR COMMON SHARES

Proxy Solicited on Behalf of the Board of Directors of
the Company for the Annual Meeting of Shareholders on June 2, 2004.

P R O X Y	The undersigned hereby (i) appoints Terry C. Black and Robert J. Fisher, and each of them, his true and lawful agents and proxy holders with full power of substitution in each to appear and vote all of the Common Shares of DATATRAK International, Inc. that the undersigned will be entitled to vote at the Annual Meeting of Shareholders of DATATRAK International, Inc. to be held at 6150 Parkland Boulevard, Paragon II, Suite 100, Mayfield Heights, Ohio on June 2, 2004, and at any adjournments thereof, hereby revoking any and all proxies heretofore given, and (ii) authorizes and directs said proxy holders to vote all of the Common Shares of the Company represented by this proxy as follows.

(1)	Election of the following nominees to serve on the Board of Directors of the Company:

Seth B. Harris	FOR ☐	WITHHELD ☐

Dr. Mark J. Ratain	FOR ☐	WITHHELD ☐

(2)	Approval and adoption of the amendment and restatement of the Company’s Amended and Restated Outside Director Stock Option Plan:

FOR ☐	AGAINST ☐	ABSTAIN ☐

(To be signed on other side)

(Continued from other side.)

(3)	In their discretion to act on any other matters that may properly come before the meeting.

The shares represented by this proxy will be voted as indicated in the spaces above. To the extent that no directions are given for Proposals 1 and 2, the shares represented by this proxy will be voted “FOR” Proposals 1 and 2. The shares represented by this proxy will be voted in the discretion of the proxy holders on all other matters properly brought before the Annual Meeting and any adjournments thereof.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE. The proxy holders cannot vote your shares unless you sign and return this card.

Please date, sign and return promptly in the accompanying envelope.

DATE

SIGNATURE(S)

SIGNATURE(S)

NOTE:	Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.